UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): February 26, 2003

APPLE HOSPITALITY FIVE, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-100044 (Commission File Number)	76-0713476 (I.R.S. Employer Identification Number)

10 South Third Street, Richmond, VA (Address of principal executive offices)	23219 (Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Apple Hospitality Five, Inc. hereby amends Item 7 of its Current Report on Form 8-K dated February 26, 2003 and filed March 13, 2003 for the purpose of filing certain financial statements. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 7.    Financial Statements and Exhibits

a.    Financial Statements of Businesses Acquired

Three Homewood Suites® (Colorado Springs, Colorado,

Baton Rouge, Louisiana and Albuquerque, New Mexico)

Report of Independent Auditors	3
Combined Balance Sheets – December 31, 2001 and 2002	4
Combined Statements of Income – Years ended December 31, 2000, 2001 and 2002	5
Combined Statements of Equity – Years ended December 31, 1999, 2000, 2001 and 2002	6
Combined Statements of Cash Flows – Years ended December 31, 2000, 2001 and 2002	7
Notes to Combined Financial Statements	8

b.    Pro Forma Financial Information

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Balance Sheet As of December 31, 2002 (unaudited)	12
Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)	13
Pro Forma Condensed Consolidated Statements of Operations For the Year Ended December 31, 2002 (unaudited)	14
Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)	15

c.    Exhibits (All exhibits listed below were previously filed as part of the Current Report on Form 8-K dated February 26, 2003)

Exhibit	Description
2.1	Agreement of Sale dated as of February 26, 2003 between Promus Hotels, Inc., Promus Hotels Florida, Inc. and Apple Suites Realty Group, Inc.
2.2	Assignment (regarding Agreement of Sale) dated as of February 26, 2003 between Apple Suites Realty Group, Inc., Apple Hospitality Five, Inc. and AHF Baton Rouge Limited Partnership.
10.1	Management Agreement dated as of February 26, 2003 between Apple Hospitality Five Management, Inc. and Promus Hotels, Inc. (regarding Homewood Suites® hotel in Colorado).
10.2	Franchise License Agreement dated as of February 26, 2003 between Apple Hospitality Five Management, Inc. and Promus Hotels, Inc. (regarding Homewood Suites® hotel in Colorado).
10.3	Guarantee of Franchise License Agreement dated as of February 26, 2003 between Apple Hospitality Five, Inc. for the benefit of Promus Hotels, Inc. (regarding Homewood Suites® hotel in Colorado).
10.4

Master Hotel Lease Agreement dated as of February 26, 2003 between Apple Hospitality Five, Inc. and Apple Hospitality Five Management, Inc. (regarding Homewood Suites® hotels in Colorado and New Mexico).

10.5	Schedule setting forth information on two substantially identical Management Agreements (with respect to Exhibit 10.1 above)
10.6	Schedule setting forth information on two substantially identical Franchise License Agreements (with respect to Exhibit 10.2 above)
10.7	Schedule setting forth information on two substantially identical Guaranties of Franchise License Agreements (with respect to Exhibit 10.3 above)
10.8	Schedule setting forth information on a substantially identical Hotel Lease Agreement (with respect to Exhibit 10.4 above)

Report of Independent Auditors

Board of Directors

Hilton Hotels Corporation

We have audited the accompanying combined balance sheets of the Albuquerque, New Mexico Homewood Suites Hotel, the Baton Rouge, Louisiana Homewood Suites Hotel, and the Colorado Springs, Colorado Homewood Suites Hotel (collectively, the Three Homewood Suites) as of December 31, 2002 and 2001, and the related combined statements of income, equity and cash flows for each of the three years in the period ended December 31, 2002. These combined financial statements are the responsibility of the management of Hilton Hotels Corporation. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Three Homewood Suites as of December 31, 2002 and 2001 and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/    Ernst & Young LLP

Richmond, Virginia

April 1, 2003

Three Homewood Suites

Combined Balance Sheets

	December 31
	2002	2001
Assets
Investment in hotels:
Land	$4,084,735	$4,084,735
Buildings and improvements	25,493,948	25,505,025
Furniture and equipment	6,686,244	6,236,616

	36,264,927	35,826,376
Less: accumulated depreciation	(4,174,599)	(2,429,050)

Investment in hotels, net	32,090,328	33,397,326
Cash and equivalents	220,533	201,359
Accounts receivable, net of an allowance for doubtful accounts of $10,230 in 2002 and $5,543 in 2001	210,164	137,884
Prepaid expenses and other	24,912	22,458

Total assets	$32,545,937	$33,759,027

Liabilities and equity
Due to Hilton	$2,855,786	$5,751,235
Accounts payable	35,043	11,094
Accrued compensation and benefits	155,287	125,162
Accrued property taxes	242,932	232,731
Other accrued expenses	295,252	124,262

Total liabilities	3,584,300	6,244,484
Equity	28,961,637	27,514,543

Total liabilities and equity	$32,545,937	$33,759,027

See accompanying notes.

Three Homewood Suites

Combined Statements of Income

	Year ended December 31
	2002	2001	2000
Revenues:
Rooms	$8,757,599	$7,042,434	$2,912,237
Banquets/Audio Visual	68,158	39,979	7,634
Telephone	159,828	173,504	81,467
Other operating departments	92,579	76,721	45,047
Non-operating departments	142,956	108,965	35,150

Total revenues	9,221,120	7,441,603	3,081,535

Expenses:
Rooms	1,533,935	1,337,456	506,982
Banquets/Audio Visual	16,547	15,642	4,421
Telephone	137,629	102,608	39,694
Other	581,094	439,629	182,902
General and administrative	751,752	610,303	276,703
Marketing and pre-opening	934,858	1,230,593	454,967
Property operations and energy	822,344	719,022	245,516
Property taxes, insurance and other	443,792	443,847	141,065
Depreciation of hotel assets	1,745,549	1,640,356	788,694
Management & franchise fees to Hilton	626,938	504,945	208,935

Total expenses	7,594,438	7,044,401	2,849,879

Income before income taxes	1,626,682	397,202	231,656
Income taxes	618,139	150,937	88,028

Net income	$1,008,543	$246,265	$143,628

See accompanying notes.

Three Homewood Suites

Combined Statements of Equity

Balance, December 31, 1999	$4,984,611
Capital contributions	11,556,686
Net income	143,628

Balance, December 31, 2000	16,684,925
Capital contributions	10,583,353
Net income	246,265

Balance, December 31, 2001	27,514,543
Capital contributions	438,551
Net income	1,008,543

Balance, December 31, 2002	$28,961,637

See accompanying notes.

Three Homewood Suites

Combined Statements of Cash Flows

	Year ended December 31
	2002	2001	2000
Operating activities
Net income	$1,008,543	$246,265	$143,628
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of hotel assets	1,745,549	1,640,356	788,694
Change in operating assets and liabilities:
Accounts receivable	(72,280)	(20,212)	(72,427)
Prepaid expenses and other	(2,454)	(14,983)	(7,476)
Accounts payable	23,949	9,754	(9)
Accrued expenses and other	211,316	105,439	994

Net cash provided by (used in) operating activities	2,914,623	1,966,619	853,404

Financing activities
Net change in due to Hilton	(2,895,449)	(1,844,159)	(864,354)

Net cash used in financing activities	(2,895,449)	(1,844,159)	(764,354)

Increase (decrease) in cash and equivalents	19,174	122,460	(10,950)
Cash and equivalents at beginning of year	201,359	78,899	89,849

Cash and equivalents at end of year	$220,533	$201,359	$78,899

Supplemental Disclosure of Cash Flow Information:

During the years ended December 31, 2002, 2001 and 2000, Hilton paid for capital expenditures and construction costs of the hotels in the amounts of $438,551, $10,583,353 and $11,556,686, respectively. These amounts have been recorded as capital contributions in the accompanying combined statements of equity.

See accompanying notes.

Three Homewood Suites

Notes to Combined Financial Statements

December 31, 2002 and 2001

1.    Organization and Basis of Presentation

The accompanying combined financial statements present the financial information of the Albuquerque, New Mexico Homewood Suites Hotel (Albuquerque), the Baton Rouge, Louisiana Homewood Suites Hotel (Baton Rouge) and the Colorado Springs, Colorado Homewood Suites Hotel (Colorado Springs) (collectively, the Three Homewood Suites) as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

Albuquerque is a 151-suite Homewood Suites Hotel located in Albuquerque, New Mexico, and is owned by Promus Hotels Florida, Inc. Baton Rogue is a 115-suite Homewood Suites Hotel located in Baton Rouge, Louisiana. Colorado Springs is a 127-suite Homewood Suites Hotel located in Colorado Springs, Colorado. Both the Baton Rouge and Colorado Springs properties are owned by Promus Hotels, Inc. Hilton Hotels Corporation (Hilton) acquired Promus Hotels, Inc. in November 1999. Both Promus Hotels, Inc. and Promus Hotels Florida, Inc. are, in effect, wholly owned subsidiaries of Hilton. Baton Rouge commenced operations in January 1999. Albuquerque commenced operations in February 2001. Colorado Springs commenced operations in April 2001.

The Three Homewood Suites utilize Hilton’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Three Homewood Suites is deposited in and commingled with Hilton’s general corporate funds. General and administrative expenses are allocated by Hilton to the Three Homewood Suites. The assets of the Three Homewood Suites are not encumbered. Accordingly, management has not allocated any debt to the Three Homewood Suites. In the opinion of management, the allocation methods are reasonable.

2.    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Principles of Combination

The combined financial statements include the account balances and transactions of Albuquerque, Baton Rouge and Colorado Springs. All material intercompany account balances and transactions have been eliminated in combination.

Cash and Equivalents

Cash and equivalents includes short-term interest bearing accounts with original maturities of 90 days or less.

Accounts Receivable

Accounts receivable is comprised primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables.

Investment in Hotels

Land, buildings and leasehold improvements and furniture and equipment are stated at Hilton’s cost. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, if included in income.

Buildings and improvements are depreciated using straight-line methods between 10-40 years. Depreciation and amortization of furniture and equipment is calculated using straight-line methods over the average estimated useful lives of the related assets, ranging from three to 10 years.

2.    Summary of Significant Accounting Policies (continued)

Asset Impairment

Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. No impairment losses have been recorded to date.

Revenue Recognition

Room revenue represents revenue derived from the rental of suites. Revenues are recognized as room stays occur.

Income Taxes

The individual properties included in the Three Homewood Suites are owned by either Promus Hotels, Inc. or Promus Hotels Florida, Inc. but do not constitute all of the assets of Promus Hotels, Inc. or Promus Hotels Florida, Inc. These combined financial statements have been prepared assuming these properties were the only assets of a stand-alone C-corporation taxed at a 35% federal income tax rate and an assumed 3% state income tax rate (net of a federal benefit).

3.     Related Party Transactions

Management Fees and Franchise Fees

The Three Homewood Suites are managed by Hilton and are allocated a management fee equal to 3% of adjusted gross revenue, and a franchise fee equal to 4% of net suites revenue to Hilton. Total management and franchise fees incurred in 2002, 2001 and 2000 were $626,938, $504,945 and $208,935, respectively.

Marketing and Reservation Assessment

The Three Homewood Suites are allocated a combined marketing and reservation assessment to Hilton equal to 4% of net suites revenue in 2002, 2001 and 2000. Total marketing and reservation assessments were $350,304, $285,888 and $116,489 in 2002, 2001 and 2000, respectively, and are included in marketing and pre-opening in the accompanying combined statements of income.

3.    Related Party Transactions (continued)

Operating Services

The Three Homewood Suites are allocated expenses by Hilton for certain costs related to insurance, maintenance and guest loyalty programs. Total amounts allocated in 2002, 2001 and 2000 were $537,960, $391,329 and $138,901, respectively.

Due To/From Hilton

In addition to the fees and services discussed above, Hilton pays payroll and other operating costs, including income taxes, on behalf of the Three Homewood Suites. These amounts are generally included on Due to Hilton on the accompanying combined balance sheets. These amounts do not bear interest.

4.    Subsequent Event

Pursuant to an Agreement of Sale, executed on February 26, 2003, by and between Promus Hotels, Inc., Promus Hotels Florida, Inc. and Apple Hospitality Five, Inc. (Apple), Apple purchased the property and equipment and certain related assets, net of liabilities, of the Three Homewood Suites for a combined purchase price of $32,200,000.

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002 (unaudited)

Basis of Presentation

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Five, Inc. ("Hospitality") gives effect to the purchase of a Residence Inn by Marriott ("Residence Inn Houston") on January 3, 2003, containing 120 suites and the purchase of three Homewood Suites by Hilton on January 26, 2003, containing a combined total of 393 suites as if the transactions had occurred on December 31, 2002. The Company purchased the Houston property from Westel Properties II, LTD for approximately $14.3 million and the three Homewood Suites from Hilton for $32.2 million.

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott and Promus Hotels, Inc. (a wholly-owned subsidiary of Hilton Hotels Corporation) will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Hospitality, the historical balance sheet of Westel Properties II, LTD, (Residence Inn Houston) and the historical balance sheet of Three Homewood Suites.

The following unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of Hospitality is not necessarily indicative of what actual financial condition Hospitality would have been assuming such transactions had been completed on December 31, 2002, nor does it purport to represent the future combined financial position of Hospitality.

These unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Westel Properties II, LTD, and combined financial statements of Three Homewood Suites incorporated by reference into this prospectus.

	Historical Company Balance Sheet	Historical Marriott Residence Inn Houston	Historical Three Homewood Suites	Acquisition Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$—	$6,728,225	32,090,328	$47,341,416	(B)	$47,341,416
				(38,818,553	)(C)
Cash and cash equivalents	3,033	323,128	220,533	(457,853	)(H)	88,841
Prepaid offering costs	504,733	—	0	—		504,733
FF&E reserve	—	436,045	—			436,045
Deferred acquisition costs	57,008	—	0			57,008
Accounts receivable	—	97,417	210,164	(307,581	)(D)	—
Other assets	—	99,396	24,912	(124,308)		—

Total Assets	$564,774	$7,684,211	$32,545,937	$7,633,121		$48,428,043

LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable	$—	$7,154,993	$—	$(7,154,993)		$—
Notes payable	218,143	—	—	—		218,143
Accounts payable and accrued expenses	327,389	12,418	35,043	—		374,850
Accounts payable affiliate	—	—	2,855,786	(2,855,786	)(E)	—
Interest payable	282	25,808				26,090
Distributions payable	—	—				—
Other accrued expenses	—	60,000	693,471	(693,471	)(E)	60,000

Total Liabilities	545,814	7,253,219	3,584,300	(10,704,250)		679,083

Shareholders' equity/Partners' Capital		430,992	28,961,637	(29,392,629	)(F)	—
Class B convertible stock, authorized 240,000 shares	24,000					24,000
Common stock, no par value, authorized 200,000,000	110			47,730,000	(A,G)	47,730,110
Net income greater than distributions	(5,150)	—	—	—		(5,150)

Total Shareholders' Equity	18,960	430,992	28,961,637	18,337,371		47,748,960

Total Liabilities and Shareholders' Equity	$564,774	$7,684,211	$32,545,937	$7,633,121		$48,428,043

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited):

(A)	Capital raised represents net proceeds from equity offering needed to fund the total purchase price (net of assumed escrows and liabilities) of $47,730,000, which, when divided by the estimated net raised percentage of 88% (10% commission and other offering costs of 2%) represents gross proceeds of $54,238,636
(B)	Total purchase price consists of the following:

	Houston	3 Homewood Suites	Total Combined
Purchase price per contract	$14,300,000	$32,200,000	$46,500,000
Escrows assumed	(436,045)	—	(436,045)
Liabilites assumed	12,418	35,043	47,461

Sub-total	13,876,373	32,235,043	46,111,416
Acquisition fee payable to Apple Suites Realty Group	286,000	644,000	930,000
Additional estimated closing costs	100,000	200,000	300,000

Total purchase price	$14,262,373	$33,079,043	$47,341,416

Purchase Price, net of assumed escrows and liabilities	$14,686,000	$33,044,000	$47,730,000
Net Raise Percentage	0.88	0.88	.88
Gross dollars needed to fund acquisitions	$16,688,636	$37,550,000	$54,238,636
Gross dollars needed from initial offering	$16,688,636	$33,311,364	$50,000,000
Cost per share under initial offering	$10.50	$10.50	10.50

Shares from initial offering at $10.50 per share	1,589,394	3,172,511	4,761,905
Gross dollars needed after initial offering		$4,238,636	$4,238,636
Cost per share after initial offering		$11.00

Shares after initial offering at $11 per share		385,331	385,331

Total shares needed to fund acquisitions	1,589,394	3,557,841	5,147,235

(C)	Represents elimination of historical net carrying value of real estate under prior owner.

(D)	Represents elimination of net deferred loan costs and other intangible assets associated with prior owner.

(E)	Represents elimination of liabilities associated with prior owner, not assumed by the Company.

(F)	Represents elimination of equity associated with the prior owner.

(G)	Represents additional capital raised in 2002 necessary to fund the cash portion of the acquisition.

(H)	Represents elimination of 80% of cash held by prior owners, with remaining estimated 20% at hotel levels transfering to the Company per terms of the purchase agreement.

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2002

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Hospitality Five, Inc. ("Hospitality") gives effect to the purchase of a Residence Inn by Marriott ("Residence Inn Houston") on January 3, 2003, containing 120 suites and the purchase of three Homewood Suites by Hilton on January 26, 2003, containing a combined total of 393 suites as if the transactions had occurred on January 1, 2002. The Company purchased the Houston property from Westel Properties II, LTD for approximately $14.3 million and the three Homewood Suites from Hilton for $32.2 million.

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott and Promus Hotels, Inc. (a wholly-owned subsidiary of Hilton Hotels Corporation) will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, the historical Statements of Operations of Westel Properties II, LTD, and the combined historical Statement of Operations of Three Homewood Suites. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2002 for the twelve month Statement of Operations, nor does it purport to represent the results of operations for future periods.

These unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Westel Properties II, LTD, and combined financial statements of Three Homewood Suites incorporated by reference into this prospectus.

For the year ended December 31, 2002 (unaudited)

	Historical Company Statement of Operations	Historical Residence Inn Houston (A)	Pro Forma Adjustments		Pro Forma before acquisition of Three Homewood Suites	Historical Three Homewood Suites (A)	Pro Forma Adjustments		Total Pro Forma
Revenue:
Suite revenue	$—	$3,840,688	$—		$3,840,688	$8,757,599	—		$12,598,287
Other operating revenue	—	220,574	—		220,574	463,521	—		684,095
Interest income	—	9,029	—		9,029	—	$—		9,029

Total revenue	—	4,070,291	—		4,070,291	9,221,120	—		13,291,411

Expenses:
Operating expenses	—	1,580,075			1,580,055	4,778,159			6,358,214
General and administrative	2,343	46,003	125,000	(B)	173,346	—	200,000	(B)	373,346
Franchise fees	—	192,035	—		192,035	313,469	—		505,504
Management fees	—	224,411	—		224,411	313,469	—		537,880
Permits, Licenses & Lease Payments	—	—	—		—	—	—		—
Taxes, insurance and other	2,525	210,135	—		212,660	443,792	—		656,452
Depreciation of real estate owned	—	345,442	(345,442	)(C)	—	1,745,549	(1,745,549	)(C)	1,266,969
			386,966	(D)	386,966		880,003	(D)
Interest	282	367,301	(367,301	)(E)	282	—	—		282

Total expenses	5,150	2,965,402	(200,797)		2,769,755	7,594,438	(665,596	)(F)	9,698,647

Income tax expense	—	—	—	(F)	—	618,139	(618,139	)(G)	—

Net income	$(5,150)	$1,104,889	$200,797		$1,300,536	$1,008,543	$1,283,685		$3,592,764

Earnings per common share:
Basic and diluted	$(515.00)				$0.82				$0.70

Basic and diluted weighted average common shares outstanding	10		1,589,394	(H)	1,589,404		3,557,841	(H)	5,147,245

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2002 for the respective periods prior to acquisition by the Company in 2003.
(B)	Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, and other costs associated with being a public company.
(C)	Represents removal of historical depreciation and amortization expense.
(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Depreciable assets are $12,283,995 for the Houston hotel and $28,295,395 for the Three Homewood Suites hotels.
(E)	The Hotels were purchased for all cash, therefore, the interest related to prior owners debt was removed.
(F)	Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.
(G)	Represents elimination of income taxes of prior owner (see note F)
(H)	Represents the number of shares assuming Residence Inn III LLC was acquired at the beginning of the period presented. See note B to the pro forma condensed consolidated balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY FIVE, INC.

By:	/s/ GLADE M. KNIGHT
Glade M. Knight, President

April 17, 2003